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Assure Holdings Reports Second Quarter 2021 Financial Results

Second Quarter 2021 Managed Case Volume Increased 114% to 4,257

DENVER, August 16, 2021 (GLOBE NEWSWIRE) – Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), reported financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights vs. Second Quarter 2020 (All currency reported in U.S. Dollars)

●	Total revenue was $6.2 million versus ($10.7) million.
●	Managed cases increased 114% to 4,257 versus 1,991.
●	General and administrative expenses were $4.0 million compared to $1.7 million, reflecting IT investments in support of automation and analytics, adding complementary talent to the management team, and for professional fees related to financing transactions, Nasdaq application and acquisitions.
●	Net loss of $1.3 million compared to net loss of $13.3 million.
●	Net loss per diluted share of $0.02 compared to net loss of $0.38 per diluted share.
●	Adjusted EBITDA was $(0.7) million versus ($14.6) million.
●	Total cash collected was $6.0 million compared to $6.4 million.
●	The Company collected $3.8 million versus $4.0 million for IONM revenue that it retains 100%.

Management Commentary

“In the second quarter Assure’s delivered on our commitment to rapidly scale the business and grab market share while controlling costs. We are beginning to experience the lift in procedure volume anticipated from integrating acquisitions completed in the second quarter and expect a substantial acceleration in the second half of the year as we execute against our key corporate objectives: scaling our platform through both organic growth and M&A, development of an in-network revenue stream, improving the performance of Assure’s billing and collections function and becoming a recognized clinical care leader in the IONM industry,” said John A. Farlinger, Assure’s executive chairman and CEO. “From a corporate expense perspective, we had a number of costs in the second quarter, including those related to recent acquisitions of Sentry Neuromonitoring and Elevation, prep work for an eventual Nasdaq uplisting and the securing of an $11 million credit facility with Centurion Financial that were one-time in nature. Following the Company’s second quarter acquisitions, Assure has proactively taken action to cut spending in August and on an ongoing basis for the remainder of the year.”

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“The roll-out of our telehealth professional neurology services for IONM is quickly advancing. As a provider of telehealth professional neurology services we can sharply reduce our cost of delivery for providing IONM services thereby driving higher revenue and profit on every procedure we perform. Further, we believe our teleneurology platform will serve as a springboard for supporting other IONM providers and hospitals, and ultimately position the Company to market this offering to doctors and medical groups seeking telehealth neurology services associated with epilepsy, electroencephalogram (EEG), stroke and sleep disorders, among other services. The potential to scale our telehealth professional neurology offering is substantial with each provider capable of providing professional oversight on 2,500 procedures per year or more once fully ramped.”

“The recent hiring of Jerod Powell as chief information officer reflects our ongoing commitment to investing in digital transformation. The Company’s deep analytical capabilities and automation is a key differentiator and will help us expand our competitive advantage in revenue cycle management. Approximately 30% of the Company’s overall commercial insurance volume is now in contractual rates, either directly or indirectly with payors, helping to reduce risk, minimize complexity, protect our liquidity and accelerate the timing of payments. In the second quarter, we signed in-network insurance agreements with Aetna Colorado and a large Louisiana commercial health insurer, and are in active negotiations with numerous other potential partners.”

Assure will be filing its quarter-end financial statements and MD&A on SEDAR (www.sedar.com) and Form 10-Q with the SEC at www.sec.gov and the Company website.

Operational Guidance

The Company forecasts 17,000 total procedures for full-year 2021, a record number representing an increase of more than 70% compared with 2020.

This projection is based on organic growth and the acquisitions of Sentry Neuromonitoring and Elevation, both completed in the second quarter of 2021. It does not account for the impact from anticipated M&A activity that may occur in the second half of 2021. In addition, the guidance reflects the impact to-date of COVID-19, but not a substantial future disruption relating to the pandemic.

Completed Acquisition of Sentry Neuromonitoring and Elevation LP

In April 2021, Assure completed the previously announced acquisition of all assets (the “Acquisition”) of Sentry Neuromonitoring (“Sentry”), one of the largest IONM service providers in Texas.

The acquisition of Sentry had four primary impacts: First, it strengthened and diversified Assure’s revenue stream with a substantial increase in number of procedures. Second, it expanded Assure’s scale in Texas by more than 50%, which the Company expects will create more opportunity for in-network negotiations with insurance companies. Third, it expanded Assure’s reach with the addition of Missouri and Kansas, where Sentry has existing operations. Fourth, it is anticipated to be accretive in 2021 and beyond.

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Denver, CO 80237

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In 2020, on an unaudited basis, Sentry generated approximately $5 million of incremental cash receipts from revenue. Sentry’s total number of procedures was approximately 5,500 in 2020.

Assure paid $3,400,000 to Sentry (the “Purchase Price”) as consideration for the acquired assets. The Purchase Price is payable as follows: (i) a cash payment of $1,125,000, payable over a three-year period; and (ii) the issuance of 1,660,583 shares of common stock in the capital of the Company (the “Common Shares”) at a deemed price of $1.37 per share.

In addition, in March 2021, Assure acquired the assets of Elevation EP, LLC (“Elevation”), a Texas-based IONM service provider. In 2020, Elevation performed approximately 550 IONM procedures.

Assure Entered into a Credit Facility

On June 10th, 2021, Centurion Financial Trust and Assure Holdings entered into a new $11.0 million credit facility (the “Term Loan”) comprised of a $6.0 senior term loan (the “Senior Term Loan”), a $2.0 senior revolving loan (the “Senior Revolving Loan”) and a $3.0 senior term acquisition line (the “Senior Term Acquisition Line” and together with the Senior Term Loan and the Senior Revolving Loan, the “Credit Facility”). Assure used the net proceeds of the Credit Facility to repay all outstanding amounts under the Company’s previous credit facility, fund growth and acquisitions, and improve and strengthen its working capital and liquidity position.

Under the conditions of the agreement governing the Loan Facility (the “Loan Agreement”), the Term Loan bears interest at the Wall Street Journal prime rate (“WSJ”) plus 2.0% and matures on August 12, 2024. In addition, the Operating Line bears interest at a rate of WSJ plus 2.0% and matures on August 12, 2022.  Pursuant to the terms of the Agreement, interest on the Credit Facility will accrue at an annual rate equal to the greater of 9.5% per annum or the Royal Bank of Canada Prime Rate plus 7.05%, payable in monthly arrears. The Credit Facility will mature 48 months. In addition, Assure has agreed to issue to Centurion an aggregate of 1,375,000 non-transferable common share purchase warrants of the Company (the “Warrants”). Each Warrant will entitle Centurion to acquire one common share in the capital of the Company at an exercise price equal to US$1.51 for a term of 48 months from the date of issuance. For more information concerning the Credit Facility please see the Company’s news release dated June 10, 2021, and Assure’s current report on Form 8-K, which includes a description of the Credit Facility and a copy of the agreements, available under Assure’s profile on SEDAR at www.sedar.com and at www.sec.gov.

Conference Call

The Company will hold a conference call today, August 16, 2021, at 5:00 p.m. Eastern Time to discuss its second quarter 2021 results.

Date: Monday, August 16, 2021
Time: 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time)
Toll-free dial-in number: 1-877-300-8521
International dial-in number: 1-412-317-6026
Conference ID: 10159571

4600 S. Ulster Street

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Denver, CO 80237

(720)287-3093

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay here.

A replay of the conference call will be available after 8:00 p.m. Eastern Time on the same day through August 30, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10159571

Non-GAAP Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principals (“GAAP”) such as Adjusted EBITDA, case volume, cases and managed cases. The non-GAAP measures presented are unlikely to be comparable to similar measures presented by other issuers. References to Adjusted EBITDA are to net income/(loss) excluding interest, taxes, depreciation and amortization, share-based compensation, gain on payroll protection program loan and gain on extinguishment of acquisition debt. Reference to case volume, cases and managed cases are to procedures monitored by the Company. None of the foregoing non-GAAP measures is an earnings measure recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA, case volume, managed cases and cases are appropriate measures in evaluating the Company’s performance. Readers are cautioned that Adjusted EBITDA, managed cases, case volume and cases should not be construed as alternatives to net income (as determined under GAAP), as indicators of financial performance or to cash flow from operating activities (as determined under GAAP) or as measures of liquidity and cash flow.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to: the Company’s execution of its key corporate objectives; the effects of the Company’s teleneurology platform and the Company’s ability to successfully market its teleneurology offering; the Company scaling its telehealth professional neurology offering; the

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Company’s expansion of its competitive advantage in revenue cycle management; the Company’s forecast of 17,000 total procedures for the full-year 2021; the Company’s acquisition of Sentry creating more opportunity for in-network negotiations with insurance companies; the Company’s expansion and financing and M&A plans; the Company’s revenue and cash flow; the collection cycle and collection of outstanding amounts owed to the Company; comments with respect to strategies, expectations, planned operations and future actions of the Company; the maximization of the Company’s in-network revenue; the Company’s expansion into telehealth and the anticipated effects thereof; plans to uplist to a major U.S. exchange; the Company’s accounting practices; the impact of COVID-19; the estimates for total number of procedures for 2021; collections of historical accounts receivable, including a meaningful share of the reserved receivables; the integration and expectations related to the Sentry and Elevation acquisitions;  and other estimates and anticipated results. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "plans," "should," "could," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations, beliefs and projections of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19, rising COVID-19 cases, restrictions on elective surgeries due to hospital capacity and staff shortages, government mandates due to COVID-19 and other adverse consequences arising out of the pandemic; the Company may be unable to effectively integrate Sentry and Elevation into its operations; prior results of Sentry or Elevation may not be indicative of future results; the Company’s revenue accrual rates may experience significant decline in 2021; the Company may not increase its scale and expand into new states in 2021; the Company’s ability to successfully expand or implement its acquisition strategies; the Company may not improve its revenue and cash flow; the Company’s ability to collect past due accounts receivable; the accuracy of the reservations made to receivables; the Company may not be able to maximize the Company’s in-network revenue and negotiate new in-network agreements; the Company’s expansion into telehealth may not result in the negotiation of new in-network agreements and strengthen the Company’s position to sell directly to hospitals; the Company may not perform 17,000 procedures in 2021; the Company may not be able to execute on this key corporate objectives; uncertainties related to market conditions and our ability to qualify for a listing on Nasdaq; the uncertainty surrounding the spread of COVID-19 and the impact of legislative changes, healthcare reform, economic activity in general could have on the Company’s operations and financial results of operations; transactions contemplated by the Company in connection with its capital markets transactions, expansion or growth opportunities; the Company may not maintain its employment and compensation framework within the parameters of the Coronavirus Aid, Relief, and Economic Security Act, which may result in all or a portion of it relief loans not being forgiven, and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com and with the United States Securities and Exchange Commission and available at www.sec/gov. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

SCHEDULE A

ASSURE HOLDINGS CORP.

CONDENSED INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(in thousands of United States Dollars)

	June 30, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets
Cash	$3,960	$4,386
Accounts receivable, net	18,640	14,965
Income tax receivable	150	150
Other assets	785	618
Due from PEs	5,797	4,856
Total current assets	29,332	24,975
Equity method investments	371	608
Property, plant and equipment, net	123	356
Operating lease right of use asset	—	124
Finance lease right of use asset	882	608
Deferred tax asset, net	302	—
Intangibles, net	3,941	4,115
Goodwill	4,448	2,857
Total assets	$39,399	$33,643

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,402	$2,871
Current portion of debt	—	4,100
Current portion of lease liability	568	521
Other current liabilities	36	96
Total current liabilities	3,006	7,588
Lease liability, net of current portion	736	772
Debt, net of current portion	10,301	2,251
Acquisition liability	1,569	—
Acquisition share issuance liability	540	540
Fair value of stock option liability	15	16
Performance share issuance liability	—	2,668
Deferred tax liability, net	—	599
Total liabilities	16,167	14,434
SHAREHOLDERS' EQUITY
Common stock	58	56
Additional paid-in capital	37,400	30,841
Retained earnings (deficit)	(14,226)	(11,688)
Total shareholders' equity	23,232	19,209

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Total liabilities and shareholders' equity	$39,399	$33,643

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

ASSURE HOLDINGS CORP.

CONDENSED INTERIM CONSOLIDATED STATEMENT OF INCOME/(LOSS)

(in thousands of United States Dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Patient service fees, net	$3,694	$(11,653)	$6,644	$(9,307)
Hospital, management and other	2,528	917	4,343	2,904
Total revenue	6,222	(10,736)	10,987	(6,403)
Cost of revenues	3,170	1,039	5,702	2,830
Gross margin	3,052	(11,775)	5,285	(9,233)
Operating expenses
General and administrative	3,963	1,711	7,095	3,896
Sales and marketing	166	163	501	452
Depreciation and amortization	387	261	672	520
Total operating expenses	4,516	2,135	8,268	4,868
Loss from operations	(1,464)	(13,910)	(2,983)	(14,101)
Other income/(expenses)
Income (loss) from equity method investments	20	(1,110)	(3)	(1,217)
Other income (expense)	1	(4)	(2)	53
Accretion expense	(120)	(207)	(215)	(392)
Interest, net	(218)	(53)	(236)	(106)
Total other expense	(317)	(1,374)	(456)	(1,662)
Loss before income taxes	(1,781)	(15,284)	(3,439)	(15,763)
Income tax benefit	474	1,954	901	2,019
Net loss	$(1,307)	$(13,330)	$(2,538)	$(13,744)
Basic loss per common share	$(0.02)	$(0.38)	$(0.04)	$(0.39)
Diluted loss per common share	$(0.02)	$(0.38)	$(0.04)	$(0.39)

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

ASSURE HOLDINGS CORP.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET LOSS

(in thousands of United States Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported net income (loss)	$(1,307)	$(13,330)	$(2,538)	$(13,744)
Interest, net	218	53	236	106
Accretion expense	120	207	215	392
Depreciation and amortization	387	261	672	537
Share based compensation	327	163	607	368
Income tax expense (benefit)	(474)	(1,954)	(901)	(2,019)
Provision for stock option fair value	3	4	—	(53)
	$(726)	$(14,596)	$(1,709)	$(14,413)

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

ASSURE HOLDINGS CORP.

EARNINGS PER SHARE

(in thousands of United States Dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(1,307)	$(13,330)	$(2,538)	$(13,744)
Basic weighted average common shares outstanding	57,949,285	34,795,313	57,002,355	34,795,313
Basic loss per common share	$(0.02)	$(0.38)	$(0.04)	$(0.39)
Net loss	$(1,307)	$(13,330)	$(2,538)	$(13,744)
Dilutive weighted average common shares outstanding	57,949,285	34,795,313	57,002,355	34,795,313
Diluted earnings (loss) per common share	$(0.02)	$(0.38)	$(0.04)	$(0.39)